                                                                   EXHIBIT 10.55

                     NON-COMPETITION AND SEVERANCE AGREEMENT
                 (Amended and Restated as of September 26, 2002)


         This NON-COMPETITION AND SEVERANCE AGREEMENT, originally entered into as of the 16th day of May 2002, by and between Colorado MEDtech, Inc., a Colorado corporation ( the "Company"), and __________________ ("Employee"), is amended and restated as of September 26, 2002.

         WHEREAS, Employee is a valued member of the management group of the Company, familiar with certain valuable trade secrets, business plans, technical information and other confidential information of the Company; and

         WHEREAS, to protect the value of certain valuable trade secrets, business plans, technical information and other confidential information of the Company, the Company desires to restrict the ability of Employee to compete with the business of the Company after the termination of Employee's employment with the Company; and

         WHEREAS, the Company desires to have Employee and other officers of the Company adhere to the Colorado MEDtech stock ownership guidelines attached hereto; and

         WHEREAS, as an inducement to Employee to enter into such restriction, the Company has agreed to enter into this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Non-Compete. Employee acknowledges that in the course of Employee's employment with the Company, Employee has, prior to the date of this Agreement, and will, during the period of his employment with the Company, become familiar with the Company's trade secrets, business plans and business strategies and with other confidential business information concerning the Company, including but not limited to, information concerning suppliers of hardware, products and software and other aspects of information processing technology, prices, terms, inventions, discoveries, concepts, ideas, processes, methods, formulas, techniques, data, data bases and improvements thereof, and information relating to research, development, inventions, purchasing, merchandising and marketing of the Company ("Confidential Information"). Employee's services have been and shall be of special and unique value to the Company. Employee also acknowledges that in the course of his employment Employee will have access to relationships and goodwill with the Company's customers, distributors, alliance partners, suppliers and employees. Employee acknowledges that his services cannot be replaced and that the loss of Employee's services, or the use of Employee's services by a competitor, may cause the inevitable disclosure of trade secret information and other irreparable harm to the Company.

                  In light of Employee's value to and knowledge of the Company's business and the Company's agreement to provide the consideration set forth herein, Employee agrees that, during the period of Employee's employment with the Company and for a period equal to the



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"Severance Period" (defined below) (the "Non-Compete Period"), Employee will not, in association with or as an officer, principal, member, advisor, agent, partner, director, material stockholder, employee or consultant of any corporation (or sub-unit, in the case of a diversified business) or other enterprise, entity or association, work on the acquisition or development of, or engage in any line of business, property or project which is, directly or indirectly, competitive with any business that the Company engages in or, to the knowledge of Employee, is planning to engage in during the period of Employee's employment with the Company, including but not limited to the Business (as hereinafter defined). Such restriction shall cover Employee's activities anywhere in the world. As used herein, the term "Business" means the business of outsource development or outsource manufacturing of medical devices or imaging components, and the business of developing, manufacturing and distributing medical accessories and supplies for imaging equipment.

         1.1 Reasonable Restrictions. Employee understands that the provisions of Section 1 of this Agreement may limit Employee's ability to earn a livelihood in a business similar to the business in which he is involved, but as a member of the management group of the Company he nevertheless agrees and hereby acknowledges that (a) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company and any of the Company's affiliates; (b) such provisions contain reasonable limitations as to time, scope of activity, and geographical area to be restrained; and (c) the consideration set forth in this Agreement is sufficient to compensate Employee for the restrictions contained in
         Section 1 hereof. In consideration of the foregoing and in light of Employee's education, skills and abilities, Employee agrees that Employee will not assert that, and it should not be considered that, any provisions of Section 1 otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

         1.2 Enforcement of Restrictions. If, at the time of enforcement of the foregoing Sections of this Agreement, a court shall hold that the duration, scope, or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Employee acknowledges that, as a key employee of the Company, Employee has access to the Company's confidential business information and Employee's services are unique to the Company and its affiliates. Employee therefore agrees that the remedy at law for any breach by Employee of any of the covenants and agreements set forth
         Section 1 of this Agreement will be inadequate and that in the event of any such breach, the Company may, in addition to the other remedies which may be available to it at law, apply to any court of competent jurisdiction to obtain specific performance and/or injunctive relief prohibiting Employee (together with all those persons associated with Employee) from the breach of such covenants and agreements and to enforce, or prevent any violations of, the provisions of this Agreement. In addition, in the event of an alleged breach or violation by Employee of this Agreement, the applicable Non-Compete Period set forth in Section 1 hereof shall be tolled until such breach or violation has been cured.



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


2.       Severance. If, prior to June 30, 2004, CMED completes:

                  (a) a merger, stock swap, change in control, or sale of substantially all of its assets (an "entity trigger event"), then:

                           (i)      If, at the time of, or within forty-five
days prior to closing of an entity trigger event, or within twelve (12) months after closing of an entity trigger event Employee's employment is terminated by the Company without cause, or if Employee voluntarily terminates employment for good reason, then severance is payable. Severance payments shall commence two weeks after closing of an entity trigger event.

                           (ii)     If Employee's employment is not terminated,
or within 10 days after the entity trigger event Employee is offered substitute employment with the successor entity at a level which would not give Employee good reason not to accept, then no severance is payable. If Employee is not terminated or if Employee accepts such offered employment, a 12-month tail period will begin. If within the tail period Employee's employment is terminated by the Company or the successor employer without cause, or if Employee voluntarily terminates employment for good reason, then severance is payable, and severance payments shall commence two weeks after termination.

or:

                  (b) a sale of a significant portion of the assets of any operating division of CMED (treating CIVCO as an operating division, and including a merger, stock swap or change in control of CIVCO) or closure and discontinuance of operation of any such operating division (a "division trigger event"), then the same rules apply as in subparagraph (a), above, but if Employee remains employed by the Company after a division trigger event then the tail period shall restart after each division trigger event.

         For purposes of this Agreement, "severance", which shall be considered liquidated damages in lieu of any other payments or obligations of the Company in connection with Employee's employment or termination, means continuation of Employee's base salary payments: for twelve (12) months following the date of termination. The Company shall make adequate provision for payment of all severance payment obligations.

If after a qualifying termination Employee elects to continue Employee's group health insurance coverage through COBRA, the Company will also pay the monthly medical insurance premium payment required to maintain Employee's then current medical insurance coverage (less any amount Employee is paying for such insurance at the time of termination, of which payment from Employee will be required by the beginning of each month) after termination for twelve (12) months or until Employee obtains new employment, whichever occurs first.



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


For purposes of this letter, Employee's employment with the Company shall be deemed terminated for "Cause" only if it is terminated by the Company for:

                           (i)      misappropriation of corporate confidential
information (or unauthorized disclosure thereof) or funds by Employee or with Employee's direct involvement;

                           (ii)     fraud, embezzlement, theft or dishonesty by
Employee reasonably suspected by the Company; or

                           (iii)    negligent or willful misconduct or
dereliction of duty by Employee, including without limitation, failure to follow material direction of the CEO of the Company; provided, however, that no discharge shall be deemed for Cause under this clause (iii) unless Employee shall have first received written notice from the Company advising Employee of the specific acts or omissions alleged to constitute such negligent or willful misconduct, and such misconduct continues uncured by Employee for a period of twenty (20) days.

                           "Good Reason" shall exist if Employee: (1) is demoted
                  from the position Employee held prior to an entity trigger event or division trigger event; (2) is assigned duties inconsistent with Employee's roles and responsibilities prior to an entity trigger event or division trigger event; (3) is relocated to an office or site greater than 50 miles from Employee's location prior to an entity trigger event or division trigger event; or (4) Employee's compensation or benefits are materially reduced (including paid time off and vacation).

         A "change of control of the Company" will be deemed to occur under either of the following circumstances: (A) any "person" (as that term is used in Section 13(d) and 14(d) of the Securities Exchange of 1934 (the "Exchange Act"), other than the Company or any "person" who on the date hereof is a director or officer of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, or (B) if, at any time during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period was approved in advance by two-thirds of the group comprised of directors who were both (i) in office at the time of election of the new director; and (ii) who were also directors at the beginning of the two year measurement period.

         2.1 Request for Post-Employment Allowance: In order to obtain any payment pursuant to Section 2, Employee shall submit a Request for Post-Employment Allowance (attached hereto as Exhibit A). The Company shall have no obligation to make any payments to Employee unless and until Employee shall have submitted an executed copy of such request.

3. Options. In consideration for the restrictions on Employee contained herein, the Company agrees to grant to Employee options to purchase _______ shares of Company stock. The options shall be granted under a Company stock option plan and may be incentive or



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


non-statutory stock options. The exercise price of such options shall be the fair market value of the Company's Common Stock at the close of the market on the date of this Agreement. Such options shall vest as follows: one-quarter of such amount after the one-year anniversary of this Agreement, with an additional one-quarter on each of the three subsequent anniversary dates of this Agreement. The options shall expire ten (10) years after the grant date.

4. Ownership Guidelines. Employee agrees to abide by the guidelines for ownership of Colorado MEDtech stock attached as Exhibit B hereto.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

6. Successors and Assigns. This Agreement, all terms and conditions hereunder, and all remedies arising herefrom, shall inure to the benefit of and be binding upon the Company, any successor in interest to all or substantially all of the business and/or assets of the Company, and the heirs, administrators, successors and assigns of Employee. Except as provided in the preceding sentence, the rights and obligations of the parties hereto may not be assigned or transferred by either party without the prior written consent of the other party.

7. Notices. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to Employee:        at his last known address as reflected in the
                                Company's personnel files

         If to the Company:     Colorado MEDtech, Inc.
                                4801 N. 63rd St.
                                Boulder, CO 80301
                                Phone: (303) 530-2660
                                Fax: (303) 581-1010
                                Attn:  General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

8. Severability. If any provision of this Agreement is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction as to such jurisdiction, such provision shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

9. Survival of Obligations. Termination of this Agreement for any reason shall not relieve the Company or Employee of any obligation accruing or arising prior to such termination.




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


10. Amendments. No waiver or modification of this Agreement or any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one legal instrument. This Agreement shall become effective when copies hereof, when taken together, shall bear the signatures of both parties hereto. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

12. No Agreement to Employ. This Agreement shall not by itself constitute an agreement for a specific term of employment. EITHER EMPLOYEE OR THE COMPANY MAY TERMINATE EMPLOYEE'S EMPLOYMENT AT ANY TIME AND FOR ANY REASON.

13. Arbitration. Any and all disputes arising under or related to this Agreement which cannot be resolved through negotiations between the parties shall be submitted to binding arbitration. If the parties fail to reach a settlement of their dispute within fifteen (15) days after the earliest date upon which one of the parties notified the other(s) of its desire to attempt to resolve the dispute, then the dispute shall be promptly submitted to arbitration by a single arbiter through the Judicial Arbiter Group ("JAG"), any successor of the Judicial Arbiter Group, or any similar arbitration provider who can provide a former judge to conduct such arbitration if JAG is no longer in existence, or an arbiter appointed by the court. The arbiter shall be selected by JAG or the court on the basis, if possible, of his or her expertise in the subject matter(s) of the dispute. The decision of the arbiter shall be final, non-appealable and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitration shall take place in Denver, Colorado. The arbitrator shall be bound by the laws of the State of Colorado applicable to the issues involved in the arbitration and all Iowa rules relating to the admissibility of evidence, including, without limitation, all relevant privileges and the attorney work product doctrine. All such discovery shall be completed in accordance with the time limitations prescribed in the Colorado Rules of Civil Procedure, unless otherwise agreed by the parties or ordered by the arbitrator on the basis of strict necessity adequately demonstrated by the party requesting an extension or reduction of time. The arbitrator shall have the power to grant equitable relief where applicable under Colorado law. The arbitrator shall issue a written opinion setting forth her or his decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Section shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, pending the conclusion of an arbitration proceeding, the Company may seek and obtain an injunction or other appropriate relief from a court of competent jurisdiction to prohibit the violation of the non-competition provisions set forth in this Agreement, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding.



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


14. Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

         IN WITNESS WHEREOF, the Company and Employee have entered into this Non-Competition and Severance Agreement as of the date first above written.


COLORADO MEDTECH, INC.


By:
   ------------------------------
Name:
Title:


EMPLOYEE:


---------------------------------

---------------------------------



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


SCHEDULE OF NON-COMPETITION AND SEVERANCE AGREEMENTS

        The following schedule of details of the three Non-Competition and Severance Agreements is provided in accordance with Instruction 2 to Item 601 of Regulation S-K. One (1) Non-Competition and Severance Agreement has been made for each person listed in the table below, and each document is substantially identical in all material respects to the form preceding this schedule except with respect to the details provided in the table below.

         NAME                                 NUMBER OF OPTIONS IN SECTION 3
Charles R. Klasson, Jr.                                   15,000

Richard L. Schoen                                         12,000

Kenneth D. Taylor                                         15,000





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